UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008 (September 2, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One State Street Plaza, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 2, 2008, pursuant to Section 2.04 of the Credit Agreement dated as of July 30, 2007 (as amended, the “Credit Agreement”) among Ambac Financial Group, Inc. (“Ambac”), Ambac Assurance Corporation (“Ambac Assurance”), Citibank, N.A., as Administrative Agent, (the “Administrative Agent”), The Bank of New York and KeyBank, National Association, as co-syndication agents, HSBC Bank USA, N.A. and Wachovia Bank, National Association, as co-documentation agents (collectively the “Lenders”) and Citigroup Global Markets Inc., as the sole lead arranger and sole book runner, and certain other financial institutions, Ambac and Ambac Assurance notified the Administrative Agent that the Commitments (as defined in the Credit Agreement) under the Credit Agreement and, accordingly, the Credit Agreement will be terminated, effective September 4, 2008. As of August 6, 2008, Ambac was in violation of certain net asset covenants contained in the Credit Agreement. Management has determined that the terms required to amend the Credit Agreement are uneconomical and not in the best interests of Ambac and its shareholders. The Credit Agreement provided Ambac with a $400 million five-year unsecured, committed revolving credit facility that was due to expire on July 30, 2012. The Credit Agreement enabled Ambac to borrow for general corporate purposes, including the payment of claims. Because neither Ambac nor Ambac Assurance has drawn any amounts under the Credit Agreement, there will be no early termination penalties incurred.

The Lenders and their affiliates have from time to time provided, and are expected to provide in the future, investment banking, commercial banking and other financial services to Ambac and its affiliates, for which they have received, and may continue to receive, customary fees and commissions. A few of the Lenders and their affiliates have utilized products and services provided by Ambac and its affiliates, including certain of Ambac’s financial guarantee and credit derivative products in transactions underwritten by such parties, and certain of the Lenders and their affiliates are the beneficiaries of the products and services provided by Ambac and its affiliates, including by being a holder of Ambac’s financial guarantee policies or a counterparty to Ambac’s credit derivatives. In addition, certain Lenders have exposure to Ambac’s credit through holding Ambac’s securities, holding derivatives for which Ambac’s securities are the reference security, or otherwise, and as part of trading strategies and/or credit risk management have entered into credit default swaps based upon Ambac’s credit.

Item 8.01	Other Events.

On September 2, 2008, Ambac Assurance announced that it had received regulatory approval from the Commissioner of Insurance of the State of Wisconsin to capitalize and reactivate Connie Lee Insurance Company (“Connie Lee”), its financial guarantee subsidiary. Connie Lee will conduct business under a new name and will focus on the U.S. municipal and global public purpose financing markets. Ambac Assurance will inject $850 million into Connie Lee which will operate as a separate corporate and legal entity within Ambac. Ambac is seeking to obtain stand-alone triple-A ratings for Connie Lee, and has worked extensively with Moody’s and Standard and Poor’s towards that goal. Connie Lee expects to write new insurance policies no later than the fourth quarter of 2008.

On September 2, 2008, Ambac also issued a press release discussing selected pre-tax financial data for the month of July 2008. Ambac’s impairment analysis is performed on a quarterly basis. As such, the monthly data does not reflect the results of the quarterly credit derivative impairment, insurance loss reserve and investment portfolio impairment analysis.

Key Financial Highlights:

-

Ambac discussed the impact of SFAS 157 on the estimate of fair value relating to its credit derivative transactions during the Company’s second quarter earnings call on August 6th, 2008 and in the company’s most recent 10Q filing. The following seeks to provide more information on the impact of SFAS 157 during the month of July, 2008.

-	The Net Change in Fair Value of Credit Derivatives is impacted by credit spreads on the underlying reference obligations and by the market’s perception of the risk of Ambac’s own non-performance. Under SFAS 157, the change in fair value of our credit derivative liabilities varies inversely with the market’s perception of Ambac’s own credit risk (increases in the perceived risk of Ambac’s non-performance results in decreases in the fair value of our liabilities).

-	Ambac recorded a significant benefit in the second quarter Net Change in Fair Value of Credit Derivatives due to a significant widening of Ambac’s credit default swap (CDS) spreads as of June 30, 2008, following the rating agency downgrades of the company to AA/Aa3 in early June. Ambac’s CDS spread levels narrowed considerably in the month of July. As Ambac’s CDS spreads have tightened, the fair value of our derivative liabilities has increased.

-	The cost of five year credit default protection against Ambac Assurance Corporation (AAC) default declined from 2,100 basis points at June 30, 2008 to 1,147 basis points at July 31, 2008. The effect of declining AAC CDS spreads during July on the Net Change in Fair Value of Credit Derivatives was a negative adjustment of $2.1 billion. The remainder of the Net Change in Fair Value of Credit Derivatives was due primarily to lower average quoted prices on the CDO of ABS reference obligations.

($ millions) Selected Data (Unaudited)	Month of July 2008	Quarter- to-date
Insured Portfolio
Normal Premiums Earned (1)	$53.1	$53.1
Accelerated Net Premiums Earned (2)	35.1	35.1
Net Change in Fair Value of Credit Derivatives (3)	(2,465.5)	(2,465.5)

Investment Portfolio
Net Investment Income	43.2	43.2
Change in Fair Value of the Investment Portfolio (4)
- Financial Guarantee Portfolio	23.0	23.0
- Financial Services Portfolio	(311.9)	(311.9)

Financial Guarantee Liquidity
Installment Premiums Written, net of reinsurance	34.6	34.6
Investment Portfolio Cash Received (5)	170.4	170.4
Claims Paid, net of reinsurance	(27.6)	(27.6)

(1)	Defined as net premiums earned, computed in conformity with U.S. generally accepted accounting principles, less accelerated net premiums earned as defined in footnote 2 below.
(2)	Accelerated net premiums earned relate to transactions that had been insured by Ambac Assurance, which have been called or refunded in the periods presented. When an issue insured by Ambac Assurance has been refunded or called, any remaining unearned premium is earned at that time.
(3)	Estimated changes in fair value of credit derivatives may not include all adjustments that would be included in the quarterly results presented in conformity with U.S. generally accepted accounting principles. Certain surveillance, valuation and reserving processes are performed on a quarterly basis, including processes that are considered important inputs to calculations of fair value (such as internal Ambac ratings on the underlying reference obligations). Consequently, monthly results may differ materially from amounts that would be determined in connection with the quarterly close process.
(4)	Includes both realized and unrealized gains and losses.
(5)	Defined as principal received on maturing invested assets plus coupon interest received during the period.

($ millions) Selected Data (Unaudited)	End of Period Balances (at July 31, 2008)
Financial Guarantee Investment Portfolio
Long Term Investment Portfolio at Fair Value	$10,392.1
Cash & Short Term Investment Balances	1,522.9

Total	11,915.0

Holding Company Cash & Short Term Investment Balances
Ambac Financial Group, Inc (parent only)	152.8

Certain statements in this document are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBAC FINANCIAL GROUP, INC.
(Registrant)

By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Assistant General Counsel and Secretary

Dated: September 4, 2008